UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2007

CAPITAL ONE FUNDING, LLC

ON BEHALF OF THE

CAPITAL ONE MASTER TRUST

(Issuing Entity in respect of the COMT Collateral Certificate)

AND THE

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

(Issuing Entity in respect of the Notes)

(Exact name of registrant as specified in its charter)

Virginia	333-142033, 333-142033-01, 333-142033-02	54-2058720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

140 East Shore Drive Room 1071-B Glen Allen, Virginia	23059
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (804) 290-6959

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-22 under the Exchange Act (17 CFR 240.14a-22)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

The following paragraph, included herein for background purposes, contains information that was previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission by Capital One Funding, LLC on behalf of the Capital One Master Trust and the Capital One Multi-asset Execution Trust on July 6, 2007.

On July 1, 2007, Capital One, F.S.B. transferred its small business credit card accounts to Capital One Bank. In addition, on July 1, 2007, Capital One Bank and Capital One Funding, LLC amended and restated the Receivables Purchase Agreement, dated as of August 1, 2002, and Capital One Bank, as Servicer, Capital One Funding, LLC, as Transferor, and The Bank of New York, as Trustee, amended and restated the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002 and January 13, 2006 to allow receivables from non-consumer revolving credit accounts owned by Capital One Bank, which, as of July 1, 2007, includes small business revolving credit accounts, to be conveyed from Capital One Bank to Capital One Funding, LLC, and from Capital One Funding, LLC to the Capital One Master Trust.

Attached as Exhibit 99.1 to this current report on Form 8-K is an annex (the “COMT Portfolio and Bank Small Business Segment Annex”) which contains, among other things, information about the segment of Capital One Bank’s credit card portfolio consisting of small business accounts, including (i) delinquency, loss and revenue experience, (ii) accountholder payment rate information and (iii) the address for an internet web site through which Capital One provides static pool information regarding the performance of the related receivables.

Section 9 – Financial Statements and Exhibits.

Item 9.01 (d).	Exhibits.

The following are filed as an Exhibit to this Report.

99.1	COMT Portfolio and Bank Small Business Segment Annex.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FUNDING, LLC
Acting solely in its capacity as depositor of Capital One Master Trust and Capital One Multi-asset Execution Trust

By:	/s/ Richard Johns
Name:	Richard Johns
Title:	Assistant Vice President

July 1, 2007

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1	COMT Portfolio and Bank Small Business Segment Annex.